                                  EXHIBIT 12.1

        STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(1)

                                           Year        Year       Year        Year       Year      Mar. 18,    Jan. 1,
                                           Ended      Ended       Ended      Ended       Ended      1994 -     1994 -
                                         Dec. 31,    Dec. 31,   Dec. 31,    Dec. 31,   Dec. 31,    Dec. 31,   Mar. 17,
                                           1999        1998       1997        1996       1995        1994       1994
                                        ---------------------------------------------------------------------------------
 Income (loss) before income taxes          $11,877    $ 5,279   $  (6,218)  $ 11,969     $ 6,923    $ 9,585      $ 2,857


 Interest                                     8,097
                                                         8,896       9,091      9,517       9,607      6,867          115


 Interest portion of rental expense
                                              2,353        673         646        714         645        237           24


 Amortization of debt expenses
                                                347        473         456        376         376        264            -
                                        ---------------------------------------------------------------------------------


 Earnings                                   $22,870   $ 15,321    $  3,975   $ 22,576    $ 17,551   $ 16,953      $ 2,996
                                        ---------------------------------------------------------------------------------


 Fixed charges                              $10,797   $ 10,042    $ 10,193   $ 10,607    $ 10,628   $  7,368      $   139
                                        ---------------------------------------------------------------------------------


 Ratio
                                                2.1        1.5         0.4        2.1         1.7        2.3         21.6
                                        ---------------------------------------------------------------------------------

 (1)    All dollars in thousands.



                                       66